                                         Registration Statement No._____________



                        SECURITY AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                   OpTel, Inc.
       -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                         95-4495524
--------------------------------                       ---------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)



                            1111 W. Mockingbird Lane
                               Dallas, Texas 75247
       -------------------------------------------------------------------
          (Address, including zip code, of principal executive offices)


                  OpTel, Inc. 1998 Employee Stock Purchase Plan
       -------------------------------------------------------------------
                            (Full title of the plan)


               Louis Brunel, President and Chief Executive Officer
                                   OpTel, Inc.
                            1111 W. Mockingbird Lane
                               Dallas, Texas 75247
       -------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (214) 634-3800
       -------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

Ralph J. Sutcliffe, Esq.                           Michael E. Katzenstein, Esq.
Kronish, Lieb, Weiner & Hellman LLP                OpTel, Inc.
1114 Avenue of the Americas                        1111 W. Mockingbird Lane
New York, New York 10036-7798                      Dallas, Texas 75247
(212) 479-6170                                     (214) 634-3800

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
 Title of                                   Proposed               Proposed
securities              Amount to            maximum               maximum            Amount of
  to be                     be               offering             aggregate          registration
 offered                registered       price per share(1)    offering price (1)        fee
-----------------------------------------------------------------------------------------------------
 Class A
 Common
Stock, par
value $.01
 per share               338,553             $ 17.00                5,755,401           $ 1,600
=====================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee. Based on the estimated initial offering price of the Common Stock to the public pursuant to the Company's registration statement under the Securities Act of 1933, as amended (the "Securities Act") in accordance with rule 457(h) under the Securities Act.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by OpTel, Inc. ("OpTel" or the "Company") with the Securities and Exchange Commission (the "SEC") are incorporated by reference herein:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998.

         (b) The Company's quarterly reports on Form 10-Q for the quarter ended November 30, 1998 and February 28, 1999.

         (c) The Company's current reports on Form 8-K filed with the SEC on March 25, 1999, January 20, 1999 and January 14, 1999.

         (d) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

         All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities

Not applicable.


Item 5. Interests of Named Experts and Counsel

Not applicable.


Item 6. Indemnification of Directors and Officers


         The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), indemnify all persons who it may indemnify pursuant thereto (i.e., directors and officers) and shall advance expenses incurred in defending any proceeding for which such right to indemnification is applicable, provided that, if the DGCL so requires, the indemnitee provides the Company with an undertaking to repay all amounts advanced if it is determined by a final judicial decision that such person is not entitled to indemnification pursuant to this provision. The Company's Certificate of Incorporation also contains a provision eliminating the personal liability of the Company's directors for monetary damages for breach of any fiduciary duty. By virtue of this provision, under the DGCL, a director of the Company will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under the DGCL and (iv) any transaction from which a director derives an improper personal benefit. However, this provision of the Company's Certificate of Incorporation pertains only to breaches of duty by directors as directors and not in any other corporate capacity such as officers, and limits liability only for breaches of fiduciary duties under the DGCL and not for violations of other laws, such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

         The directors and officers of the Company are insured (subject to certain exceptions and deductions) against liabilities that they may incur in their capacity as such, including liabilities under the Securities Act, under a liability insurance policy carried by GVL. Such policy provides coverage in an aggregate amount of $50 million (subject to a $250,000 retention) and expires in October 2001. The Company expects that this insurance will be renewed in the ordinary course.


Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits


4.1 Form of Amended and Restated Certificate of Incorporation of OpTel (to be effective upon consummation of the public offering), filed as
         Exhibit 3.1 to Amendment No. 7 to the Company's registration statement on Form S-1 filed on May 19, 1999, and incorporated herein by reference.

4.2 Form of Amended and Restated Bylaws of OpTel, filed as Exhibit 3.2 to Amendment No. 7 to the Company's registration statement on Form S-1 filed on May 19, 1999, and incorporated herein by reference.

5.1      Opinion of Kronish, Lieb, Weiner & Hellman LLP.

23.1     Consent of Kronish, Lieb, Weiner & Hellman LLP, included in Exhibit
         5.1.

23.2     Consent of Deloitte & Touche LLP.


Item 9. Undertakings


         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
         Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 18th day of May, 1999.



                                         OpTel, Inc.



                                         By: /s/ LOUIS BRUNEL
                                            ---------------------------------
                                               Louis Brunel
                                               President
                                               and Chief Executive Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


Principal Executive Officer:


/s/ LOUIS BRUNEL
--------------------------------         President and Chief         May 18, 1999
Louis Brunel                             Executive Officer





Principal Financial and Accounting Officers:

/s/ BERTRAND BLANCHETTE                                              May 18, 1999
--------------------------------        Chief Financial Officer
Bertrand Blanchette



/s/  CRAIG MILACEK                                                   May 18, 1999
--------------------------------        Controller
Craig Milacek

Directors:


/s/ ANDRE CHAGNON
--------------------------------        Chairman of the Board         May 18, 1999
Andre Chagnon                               and Director



/s/ ALAIN MICHEL
--------------------------------        Vice Chairman of the Board    May 18, 1999
Alain Michel                                 and Director


/s/ LOUIS BRUNEL
--------------------------------                Director              May 18, 1999
Louis Brunel


/s/ CHRISTIAN CHAGNON
--------------------------------                Director              May 18, 1999
Christian Chagnon


/s/ WILLIAM O. HUNT
--------------------------------                Director              May 18, 1999
William O. Hunt


/s/ R. DOUGLAS LEONHARD
--------------------------------                Director              May 18, 1999
R. Douglas Leonhard


/s/ LYNN MCDONALD
--------------------------------                Director              May 18, 1999
Lynn McDonald


/s/ JAYNE L. STOWELL
--------------------------------                Director              May 18, 1999
Jayne L. Stowell

/s/ FREDERICK W. BENN
--------------------------------                Director              May 18, 1999
Frederick W. Benn




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                  Pursuant to the requirements of the Securities Act, the
persons who administer the OpTel, Inc. 1998 Employee Stock Purchase Plan have caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 18, 1999.



                                            OpTel, Inc. 1998 Employee
                                            Stock Purchase Plan


                                            By: /s/ ALAIN MICHEL
                                               ------------------------------
                                                Alain Michel
                                                Member of the Stock
                                                Purchase Plan Committee

                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------
4.1               Form of Amended and Restated Certificate of
                  Incorporation of OpTel (to be effective upon
                  consummation of the public offering), filed as Exhibit
                  3.1 to Amendment No. 7 to the Company's registration
                  statement on Form S-1 filed on May 19, 1999, and
                  incorporated herein by reference.

4.2               Form of Amended and Restated Bylaws of OpTel, filed as
                  Exhibit 3.2 to Amendment No. 7 to the Company's registration statement on Form S-1 filed on May 19, 1999, and incorporated herein by reference.

5.1                     Opinion of Kronish, Lieb, Weiner & Hellman LLP.

23.1 Consent of Kronish, Lieb, Weiner & Hellman LLP, included in Exhibit 5.1.

23.2              Consent of Deloitte & Touche LLP.